UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2012 (May 17, 2012)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13831	74-2851603
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On May 17, 2012, Quanta Services, Inc. (“Quanta”) held its 2012 Annual Meeting of Stockholders.

(b) The following table presents the final voting results for the items that were presented for stockholder approval. Unless otherwise indicated, all results presented below reflect the voting power of the Common Stock and Series F Preferred Stock, voting together as a single class.

	For	Against	Abstain	Broker Non-Votes
(1) Election of Directors by Holders of Common Stock and Series F Preferred Stock
James R. Ball	151,526,008	16,522,472	144,421	10,381,544
John R. Colson	166,005,735	2,044,539	142,627	10,381,544
J. Michal Conaway	165,668,454	2,368,351	156,096	10,381,544
Ralph R. DiSibio	165,486,521	2,548,367	158,013	10,381,544
Vincent D. Foster	160,229,303	7,813,844	149,754	10,381,544
Bernard Fried	166,751,768	1,291,762	149,371	10,381,544
Louis C. Golm	164,141,502	3,896,312	155,087	10,381,544
Worthing F. Jackman	166,997,510	1,041,604	153,787	10,381,544
James F. O’Neil III	166,481,433	1,559,161	152,307	10,381,544
Bruce Ranck	154,332,829	13,701,752	158,320	10,381,544
Pat Wood, III	165,672,257	2,373,410	147,234	10,381,544

(2) Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2012	177,407,991	1,002,852	163,602	—

(3) Approval, by non-binding advisory vote, of Quanta’s executive compensation	164,501,100	2,741,537	950,264	10,381,544

Based on the voting as reported above, the eleven director nominees named above were elected as Directors of Quanta. In addition, Quanta’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for 2012 and approved, by non-binding advisory vote, the compensation of Quanta’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2012	QUANTA SERVICES, INC.

	By:	/s/ Tana L. Pool
		Name:	Tana L. Pool
		Title:	Vice President and General Counsel

3